UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2018

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Enterprise Drive

Plainsboro, NJ 08536

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 275-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 3, 2018, Integra LifeSciences Holdings Corporation (the “Company”) entered into an amended and restated credit agreement with a syndicate of lending banks, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as Co-Syndication Agents, and PNC Bank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Citibank N.A., Citizens Bank, N.A., DNB Bank ASA, New York Branch, HSBC Bank plc, HSBC Bank USA, National Association, Suntrust Bank, TD Bank, N.A., Bank of Nova Scotia and Capital One, National Association, as Co-Documentation Agents (the “Amendment and Restatement”).

The Amendment and Restatement makes an aggregate principal amount of up to $2.2 billion available to the Company through the following facilities: (i) a $1.3 billion revolving credit facility (increased from $1 billion), and (ii) a $900 million term loan facility (decreased from $1.2 billion), which includes a $60 million sublimit for the issuance of standby letters of credit and a $60 million sublimit for swingline loans. The Amendment and Restatement extends the credit facility’s maturity date from December 7, 2021 to May 3, 2023.

Borrowings under the Amendment and Restatement bear interest, at the Company’s option, at a rate equal to (i) the Eurodollar Rate (as defined in the amendment and restatement) in effect from time to time plus the applicable rate (ranging from 1.00% to 1.75%) or (ii) the highest of (x) the weighted average overnight Federal funds rate, as published by the Federal Reserve Bank of New York, plus one half of 1.0%, (y) the prime lending rate of Bank of America, N.A. or (z) the one-month Eurodollar Rate plus 1.0%. The applicable rates are based on the Company’s consolidated total leverage ratio (defined as the ratio of (a) consolidated funded indebtedness as of such date to (b) consolidated EBITDA for the period of four consecutive fiscal quarters ending on such date) at the time of the applicable borrowing.

The Company will also pay an annual commitment fee of 0.15% to 0.30% on the daily amount by which the commitments under the revolving credit facility exceed the outstanding loans and letters of credit under the revolving credit facility.

A copy of the Amendment and Restatement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In addition, on May 3, 2018, the Company and the subsidiary guarantors of the Company entered into a ratification agreement to the Amendment and Restatement with Bank of America, N.A., as Administrative Agent (the “Ratification Agreement”). A copy of the Ratification Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

The press release issued by the Company announcing its entering into the Amendment and Restatement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 above is incorporated by reference into this item.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Fifth Amended and Restated Credit Agreement, dated as of May 3, 2018, among Integra LifeSciences Holdings Corporation, the other lenders party hereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as Co-Syndication Agents, and PNC Bank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Citibank N.A., Citizens Bank, N.A., DNB Bank ASA, New York Branch, HSBC Bank plc, HSBC Bank USA, National Association, Suntrust Bank, TD Bank, N.A., Bank of Nova Scotia and Capital One, National Association, as Co-Documentation Agents.

10.2	Ratification Agreement, dated as of May 3, 2018, between Integra LifeSciences Holdings Corporation, the Subsidiary Guarantors of Integra LifeSciences Holdings Corporation and Bank of America, N.A., as Administrative Agent.

99.1	Press Release issued May 7, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: May 9, 2018	By:	/s/ Glenn G. Coleman
Glenn G. Coleman
	Title:	Corporate Vice President and Chief Financial Officer